Exhibit 5.1

, 2021

BancPlus Corporation

1068 Highland Colony Parkway

Ridgeland, Mississippi 39157

Ladies and Gentlemen:

We have acted as counsel to BancPlus Corporation, a Mississippi corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2021 (such registration statement as amended, the “Registration Statement”) with respect to registration under the Securities Act of 1933, as amended to the date hereof (the “Securities Act”), of an aggregate 1,444,764 shares of common stock of the Company, $1.00 par value per share (the “Common Stock”), to be issued in connection with the Share Exchange, Corporate Merger and Bank Merger (collectively, the “Transaction”), as those aforementioned terms are defined in the Agreement and Plan of Share Exchange and Merger, dated as of September 28, 2021, by and among the Company, BankPlus, First Trust Corporation and First Bank & Trust (the “Definitive Agreement”). Under the Definitive Agreement, First Trust Corporation will merge with and into the Company, with the Company continuing as the surviving corporation in the Transaction. We have also participated in the preparation of the information statement/prospectus relating to the Common Stock (the “Information Statement/Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including: (i) the Company’s Articles of Incorporation, (ii) the Company’s By-laws, (iii) the Registration Statement, (iv) the Definitive Agreement, (v) the records and minute books of the Company, as furnished to us by the Company, (vi) certificates of public officials and of representatives of the Company, and (vii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have assumed: (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued and delivered by the Company in accordance with the Transaction as contemplated by the Registration Statement, including the Information Statement/Prospectus, will be validly issued, fully paid and non-assessable when: (i) the Registration Statement will have become effective under the Securities Act, (ii) the Transaction contemplated by the Definitive Agreement will have been consummated in accordance with the Definitive Agreement, (iii) to the extent required under the laws of Louisiana, the shareholders of First Trust Corporation will have approved the Definitive Agreement and the transactions contemplated thereby and (iv) the Company’s books will reflect the issuance of such shares of Common Stock to the persons entitled thereto in accordance with the terms of the Definitive Agreement.

190 E Capitol St. | Jackson, MS 39201 | T: 601.949.4900 | F: 601.949.4804 | joneswalker.com

We are members of the bar of the State of Mississippi. This opinion is limited in all respects to the Mississippi Business Corporation Act and the federal laws of the United States of America. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied. Our opinion represents our evaluation of statutory, regulatory, judicial and administrative authorities existing as of the date of our opinion set forth above, any of which is subject to change at any time, potentially with retroactive effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Information Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Sincerely,